UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

Goldman Sachs Private Credit Corp.

(Exact name of registrant as specified in its charter)

Delaware	814-01627	92-3241797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 655-4419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 – Entry into a Material Definitive Agreement.

On September 28, 2023, GS Private Credit SPV Public I LLC (“SPV Public I”), a wholly owned subsidiary of Goldman Sachs Private Credit Corp. (the “Company”), entered into a revolving credit facility (the “BNPP Revolving Credit Facility”) with BNP Paribas (“BNPP”), as administrative agent, State Street Bank and Trust Company, as collateral agent, the Company, as equityholder and investment advisor, and the lenders party thereto.

Advances under the BNPP Revolving Credit Facility initially bear interest at a per annum rate equal to 1-month or 3-month Term SOFR plus an applicable margin of 1.80%. After the expiration of a two-year reinvestment period, the applicable margin on all outstanding advances will be 2.80% per annum.

The initial principal amount of the commitments under the BNPP Revolving Credit Facility is $200,000,000. The BNPP Revolving Credit Facility also has an accordion provision, subject to the satisfaction of various conditions, which could bring total commitments under the BNPP Revolving Credit Facility to $1,000,000,000. Proceeds from borrowings under the BNPP Revolving Credit Facility may be used to fund portfolio investments by SPV Public I and to make advances under delayed drawdown collateral assets where SPV Public I is a lender. Any amounts outstanding under the BNPP Revolving Credit Facility must be repaid by the date that is three years after the closing date of the BNPP Revolving Credit Facility.

SPV Public I’s obligations to the lenders under the BNPP Revolving Credit Facility are secured by a first priority security interest in substantially all of SPV Public I’s portfolio investments and cash, subject to liens permitted under the BNPP Revolving Credit Facility. The obligations of SPV Public I under the BNPP Revolving Credit Facility are non-recourse to the Company, and the Company’s exposure under the BNPP Revolving Credit Facility is limited to the value of the Company’s investment in SPV Public I, subject to certain indemnification obligations.

In connection with the BNPP Revolving Credit Facility, SPV Public I has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The BNPP Revolving Credit Facility contains customary events of default for similar financing transactions, including if a change of control of SPV Public I occurs. Upon the occurrence and during the continuation of an event of default, BNPP may declare the outstanding advances and all other obligations under the BNPP Revolving Credit Facility immediately due and payable. The occurrence of an event of default (as described above) triggers a requirement that SPV Public I obtain the consent of BNPP prior to entering into any sale or disposition with respect to portfolio investments, except as expressly permitted under the BNPP Revolving Credit Facility.

The foregoing description is only a summary of the material provisions of the BNPP Revolving Credit Facility and is qualified in its entirety by reference to a copy of the BNPP Revolving Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1*	Revolving Credit and Security Agreement, dated as of September 28, 2023, by and among GS Private Credit SPV Public I LLC, BNP Paribas, as administrative agent, State Street Bank and Trust Company, as collateral agent and Goldman Sachs Private Credit Corp., as equityholder and investment advisor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS PRIVATE CREDIT CORP.
(Registrant)

October 3, 2023	By:	/s/ Alex Chi
	Name:	Alex Chi
	Title:	Co-Chief Executive Officer and Co-President

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer and Co-President